UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Validus Holdings, Ltd. (the "Company") announced today that Jeff Consolino has informed the Company that he will resign from the Board of Directors of the Company after ten years of service as an Officer or Director, to be effective immediately. The Board and management of the Company are disappointed to learn of Mr. Consolino's resignation from the Board. Mr. Consolino was a founding member of the Validus management team. The Company is grateful for his many contributions to the firm and wishes him the very best.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual General Meeting of Shareholders

At the annual general meeting of shareholders of the Company held on May 7, 2015, the shareholders of the Company approved the following:

(a) The election of four Class II Directors of the Company:

	For	Withheld	Broker Non-Votes
Michael E.A. Carpenter	57,589,933	15,819,061	3,879,129
Therese M. Vaughan	70,345,417	3,063,577	3,879,129
Christopher E. Watson	57,899,317	15,509,677	3,879,129

(b) The approval, by a non-binding advisory vote, of the executive compensation payable to the Company's named executive officers as described in the Executive Compensation section of the Company's Proxy Statement dated March 20, 2015, including the Compensation Discussion and Analysis:

For	Against	Abstain	Broker Non-Votes
68,948,178	4,114,840	345,976	3,879,129

(c) The approval of the selection of PricewaterhouseCoopers, Ltd. to act as the independent registered public accounting firm of the Company for the year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
76,742,221	362,443	183,459	3,879,129

(d) The approval of the amendment and restatement of the Company’s 2005 Amended and Restated Long-Term Incentive Plan ("the Plan") in order to make certain amendments to the Plan, including an increase to the aggregate number of shares of common stock authorized for issuance thereunder by 1,850,000 shares:

For	Against	Abstain	Broker Non-Votes
49,945,705	22,808,738	654,551	3,879,129

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel